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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757 filed on June 9, 1997) of our report dated September 14, 1999 with respect to the combined financial statements of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated December 21, 1999 filed with the Securities and Exchange Commission.


                                         /s/ D. WILLIAMS & CO., P.C.

Lubbock, TX
December 20, 1999